UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 26, 2007

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

777 S. Highway 101, Suite 215 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-847-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 - Unregistered Sale Of Equity Securities.

Effective February 26, 2007, the Company closed the initial phase on its financing. The offering consists of the sale of up to 1,000,000 units (“Units”) each unit consisting of one share of our common stock and one warrant to purchase shares of our common stock at $3.00 per share, at a price of $2.00 per Unit.

As of February 26, 2007, the Company has closed on the initial phase of its financing, selling over 50% of the offering to forty four investors, specifically 527,500 Units (consisting of 527,500 shares and 527,500 warrants to purchase shares of our common stock at $3.00 per share, for total proceeds of $527,500).

The Company will proceed with the offering of the remaining 472,500 Units.

The offer and sale of the securities were registered by the Company on Form SB2, which was effective on December 20, 2006.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 26, 2007

Bond Laboratories, Inc.

By:	/S/ Scott Landow
Scott Landow
Chief Executive Officer, Director